AMENDMENT NO. 1

                                    TO THE

                           CON EDISON SUPPLEMENTAL

                            RETIREMENT INCOME PLAN

                        -------------------------

                        Effective as of January 1, 1997



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      Pursuant to resolutions  adopted by the Board of Trustees of  Consolidated
Edison Company of New York, Inc. on November 26, 1996, the undersigned hereby approves the amendments to The Con Edison Supplemental Retirement Income Plan set forth below, effective as of January 1, 1997.

      1. Paragraph B of ARTICLE FOUR shall be designated as Paragraph B (1), and the following new provision shall be added and designated as Paragraph B (2):

"(2) Notwithstanding subdivision (1) above, for purposes of determining the benefits payable under this Plan for any Participant in the Company's Executive Incentive Plan ("EIP") whose termination of employment with the Company occurs on or after January 1, 1997, in calculating the Participant's Final Average Salary under the Final Average Salary Formula in the Basic Plan there shall be added to the portion of such Participant's Annual Basic Straight-Time Compensation allocable to a calendar year the amount of the Participant's Incentive Award (including the Mandatory Deferral Portion unless such Portion is forfeited as provided in the EIP) granted under the EIP in such calendar year; provided, however, that not more than five Incentive Awards shall be included in calculating the Participant's Final Average Salary."


      IN WITNESS WHEREOF, the undersigned has executed this instrument this 21 day of March, 1997.



                                          RICHARD P.COWIE
                                          Richard P. Cowie
                                    Vice President-Employee Relations
                                        Consolidated Edison Company
                                          of New York, Inc.